Exhibit 99.1

Senmiao Technology Reports Fiscal 2022 Second Quarter Financial Results

CHENGDU, China, November 16, 2021 -- Senmiao Technology Limited (“Senmiao”) (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China as well as an operator of its own online ride-hailing platform, today announced financial results for the fiscal 2022 second quarter ended September 30, 2021.

Fiscal 2022 Second Quarter Financial and Operating Highlights

•	Total revenues of $2.9 million, an increase of approximately 105% from $1.4 million in the prior-year period, primarily as a result of increased operating lease revenues from automobile rentals and revenues from online ride-hailing platform services.
•	Net loss from continuing operations reduced to $0.1 million, from $2.6 million in the prior-year period.
•	During the six months ended September 30, 2021, approximately 12.4 million rides were completed through the platform with gross fares paid by riders totaling $38.0 million.
•	In August 2021, Senmiao signed a new contract with Shanghai Lutuan Technology, an affiliate of Meituan (HK: 3690), whereby online ride-hailing requests and orders will be completed on Meituan’s platform (“the major platform”) utilizing Senmiao’s network of cars and drivers for a set monthly fee. Since this new cooperation model commenced in August 2021, over 1.4 million rides have been completed on the major platform with gross fares paid by riders totaling $4.8 million.

Management Commentary

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, stated, “We were pleased with the results we achieved during the fiscal 2022 second quarter, more than doubling revenue to $2.9 million and significantly narrowing losses compared to the prior-year period. This was primarily driven by increased operating lease revenues from automobile rentals and significantly greater revenue contributions from our online ride-hailing platform services business as a result of our new cooperation agreement with Meituan, which we believe not only presents Senmiao with an attractive opportunity to expand upon this partnership but also much more favorable terms on a go-forward basis. While we expect automobile rentals will continue to make up the majority of our revenues in the near term, we are optimistic that the online ride-hailing platform services business will begin to make more significant contributions in the periods to come.”

Mr. Wen continued, “In October, we announced the launch of our online ride-hailing platform in Xuzhou, the largest city in northern Jiangsu Province with a population of approximately 8.6 million. With this launch, Senmiao’s platform is now available in 10 cities across China. We look forward to deepening our relationships with our major partners by expanding into additional markets and gaining market share in existing markets. During the three months ended September 30, 2021, our platform facilitated approximately 4 million completed rides generating gross fares of approximately $12.9 million. We realized $0.6 million in revenue from online ride-hailing platform service fees while paying $0.4 million in incentives to Active Drivers, a much lower amount than in previous quarters. During the period, we also announced multiple partnership agreements with different local online ride-hailing companies who have a strong presence and expertise in their respective markets, which we anticipate will enable Senmiao to gain a foothold in these major cities in the coming quarters.”

Financial Review

Revenues

Total revenues were $2.9 million for the fiscal second quarter ended September 30, 2021, an increase of 105% from $1.4 million in the prior-year period. The increase was largely due to the $1.2 million increase in operating lease revenues from automobile rentals and $0.6 million in revenue contributions from online ride-hailing platform services, which had not yet launched in the prior-year period. This was partially offset by decreased revenue contributions from automobile sales and facilitation of automobile transactions and financing during the period.

Cost of Revenues

Cost of revenues increased to $2.9 million for the fiscal second quarter ended September 30, 2021, compared to $1.0 million in the prior-year period, primarily due to a $1.7 million increase in cost of automobiles under operating leases and $0.2 million increase in direct expense and technical service fees related to Senmiao’s online ride-hailing platform, as a result of the expansion of those two businesses.

Gross Loss

Gross loss was $0.01 million, for the fiscal second quarter ended September 30, 2021, compared to gross profit of $0.4 million in the prior-year period, due to the decreased number of automobile sales and facilitated new automobile purchases. Senmiao has focused on operating leases to mitigate the impact of the return of automobiles by a substantial number of drivers and the intense competition in the online ride-hailing market in Chengdu and Changsha since 2020. The Company achieved gross profit of $0.3 million from online ride-hailing platform services during the fiscal second quarter ended September 30, 2021, which partially offset the gross losses in other lines of business.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased to $3.0 million for the fiscal second quarter ended September 30, 2021, from $2.7 million in the prior-year period. The increase was mainly attributable to a $0.7 million increase in salary and employee benefits as Senmiao’s employee headcount increased from 200 to 352 and a $0.3 million increase in offices rental and charges, which were partially offset by a $0.4 million decrease in financial, legal and marketing service fees and a $0.3 million decrease in amortization of intangible assets and rendered automobiles that have not been sub-leased as Senmiao leased more automobiles during this quarter than in the prior-year period.

Net Loss

Net loss from Senmiao’s continuing operations for the fiscal second quarter ended September 30, 2021, improved to $0.1 million, from a net loss of $2.6 million in the prior-year period. This was primarily the result of the increased revenues, costs and the gain in change in fair value of derivative liabilities. During the fiscal second quarter ended September 30, 2021, Senmiao had a gain of $3.0 million from change in fair value of derivative liabilities related to warrants issued in Senmiao’s historical offerings, from a loss of $0.1 million in the prior-year period.

Earnings (Loss) per Share

Earnings per share for continuing operations for the fiscal second quarter ended September 30, 2021, was approximately $0.01 based on a weighted average number of basic and diluted common stock of 55.4 million, compared to loss per share of approximately $0.06 based on a weighted average number of basic and diluted common stock of 37.8 million in the prior-year period.

Financial Position

As of September 30, 2021, Senmiao had cash and cash equivalents of $1.8 million, compared to $4.4 million as of March 31, 2021.

The Company’s business is capital intensive. Subsequent to the quarter-end (on November 11, 2021), Senmiao closed a private placement of $5.0 million with certain institutional investors of its Series A Preferred Stock, which can be initially converted into shares of the Company’s common stock at a conversion price of $0.68 per share, subject to adjustment.

Additional information regarding Senmiao's results of operations for the quarter ended September 30, 2021, can be found in the Form 10-Q that has been filed with the U.S. Securities and Exchange Commission on November 15, 2021.

About Senmiao Technology Limited

Headquartered in Chengdu, Sichuan Province, Senmiao provides automobile transaction and related services including sales of automobiles, facilitation and services for automobile purchase and financing, management, operating lease, guarantee and other automobile transaction services as well as operates its own ride-hailing platform aimed principally at the growing online ride-hailing market in Senmiao’s areas of operation in China. For more information about Senmiao, please visit: http://www.senmiaotech.com. Senmiao routinely provides important updates on its website.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements (including statements concerning the development of Senmiao's automobile transaction, financing, rental and related services and online ride-hailing platform, the Chinese ride-hailing and automobile financial leasing markets, Senmiao's plans, objectives, goals, strategies, and performance, and the impact of COVID-19 on Senmiao's business), as well as the assumptions such statements and other statements that are not statements of historical facts are subject to significant risks, uncertainties and assumptions, including those detailed from time to time in Senmiao’s filings with the SEC, and represent Senmiao’s views only as of the date they are made and should not be relied upon as representing Senmiao’s views as of any subsequent date. Senmiao undertakes no obligation to publicly revise any forward-looking statements to reflect changes in events or circumstances.

For more information, please contact:

At the Company:

Yiye Zhou

Email: edom333@ihongsen.com

Phone: +86 28 6155 4399

Investor Relations:
The Equity Group Inc.	In China
Carolyne Sohn, Vice President	Lucy Ma, Associate
+1 415-568-2255	+86 10 5661 7012
csohn@equityny.com	lma@equityny.com

© 2021 Senmiao Technology Ltd. All rights reserved.

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. dollar, except for the number of shares)

	September 30, 2021	March 31, 2021
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,766,104	$4,448,075
Accounts receivable, net, current portion	773,264	1,437,195
Inventories	216,490	127,933
Finance lease receivables, net, current portion	458,853	541,605
Prepayments, other receivables and other assets, net	3,947,284	3,905,278
Due from related parties	44,060	39,572
Current assets - discontinued operations	39,007	393,348
Total current assets	7,245,062	10,893,006

Property and equipment, net
Property and equipment, net	5,358,726	3,700,147
Property and equipment, net - discontinued operations	—	5,592
Total property and equipment, net	5,358,726	3,705,739

Other assets

Operating lease right-of-use assets, net	410,698	499,221
Operating lease right-of-use assets, net, related parties	633,326	580,367
Financing lease right-of-use assets, net	2,923,679	4,778,772
Intangible assets, net	898,208	968,131
Goodwill	—	135,388
Accounts receivable, net, noncurrent	38,497	269,183
Finance lease receivables, net, noncurrent	194,167	473,472
Total other assets	5,098,575	7,704,534

Total assets	$17,702,363	$22,303,279

LIABILITIES AND EQUITY (DEFICIENCY)
Current liabilities
Borrowings from financial institutions	$591,712	$310,662
Accounts payable	178,057	44,769
Advances from customers	233,045	155,586
Income tax payable	17,855	17,408
Accrued expenses and other liabilities	6,555,693	6,655,592
Due to related parties and affiliates	1,297,595	352,827
Operating lease liabilities	71,653	209,644
Operating lease liabilities - related parties	404,997	243,726
Financing lease liabilities	4,998,400	5,172,943
Derivative liabilities	3,147,206	1,278,926
Current liabilities - discontinued operations	644,535	2,336,861
Total current liabilities	18,140,748	16,778,944

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	September 30, 2021	March 31, 2021
	(Unaudited)
Other liabilities
Borrowings from financial institutions, noncurrent	30,482	44,962
Operating lease liabilities, non-current	273,264	263,708
Operating lease liabilities, non-current - related parties	355,594	341,549
Financing lease liabilities, non-current	1,417,374	2,256,553
Deferred tax liability	45,734	44,993
Total other liabilities	2,122,448	2,951,765

Total liabilities	20,263,196	19,730,709

Commitments and contingencies

Stockholders’ equity (deficiency)
Common stock (par value $0.0001 per share, 100,000,000 shares authorized; 55,452,127 and 49,780,725 shares issued and outstanding at September 30, 2021 and March 31, 2021, respectively)	5,545	4,978
Additional paid-in capital	43,136,098	40,755,327
Accumulated deficit	(39,893,610)	(34,064,921)
Accumulated other comprehensive loss	(843,501)	(838,671)
Total Senmiao Technology Limited stockholders’ equity	2,404,532	5,856,713

Non-controlling interests	(4,965,365)	(3,284,143)

Total equity (deficiency)	(2,560,833)	2,572,570

Total liabilities and equity (deficiency)	$17,702,363	$22,303,279

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$2,855,909	$1,390,396	$4,705,984	$2,537,312
Cost of revenues	(2,868,309)	(994,515)	(6,647,655)	(1,794,771)
Gross profit (loss)	(12,400)	395,881	(1,941,671)	742,541

Operating expenses
Selling, general and administrative expenses	(2,981,720)	(2,749,209)	(6,664,997)	(4,709,634)
Provision for doubtful accounts, net of recovery	(57,187)	47,540	(102,740)	(81,072)
Impairments of long-lived assets and goodwill	(5,886)	(80,223)	(170,143)	(80,223)
Total operating expenses	(3,044,793)	(2,781,892)	(6,937,880)	(4,870,929)

Loss from operations	(3,057,193)	(2,386,011)	(8,879,551)	(4,128,388)

Other income (expense)
Other income (expense), net	38,705	135,457	(17,954)	129,381
Interest expense	(12,952)	(14,892)	(27,648)	(35,540)
Interest expense on finance leases	(108,208)	(211,053)	(215,847)	(437,230)
Change in fair value of derivative liabilities	3,017,734	(129,961)	1,648,450	(412,941)
Total other income (expense), net	2,935,279	(220,449)	1,387,001	(756,330)

Loss before income taxes	(121,914)	(2,606,460)	(7,492,550)	(4,884,718)
Income tax expense	(11)	(705)	(11)	(6,977)
Net loss from continuing operations	(121,925)	(2,607,165)	(7,492,561)	(4,891,695)
Net income (loss) from discontinued operations, net of applicable income taxes	—	7,875	—	(77,779)

Net loss	(121,925)	(2,599,290)	(7,492,561)	(4,969,474)
Net loss attributable to non-controlling interests from continuing operations	541,851	418,546	1,663,872	808,245

Net income (loss) attributable to stockholders	$419,926	$(2,180,744)	$(5,828,689)	$(4,161,229)
Net loss	$(121,925)	$(2,599,290)	$(7,492,561)	$(4,969,474)

Other comprehensive loss
Foreign currency translation adjustment	(3,608)	(165,216)	(22,180)	(153,499)

Comprehensive loss	(125,533)	(2,764,506)	(7,514,741)	(5,122,973)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS

(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

less: Total comprehensive loss attributable to noncontrolling interests	(547,866)	(399,438)	(1,681,222)	(786,824)
Total comprehensive income (loss) attributable to stockholders	$422,333	$(2,365,068)	$(5,833,519)	$(4,336,149)
Weighted average number of common stock
Basic and diluted	55,386,760	37,802,840	54,066,414	33,429,856

Earnings (loss) per share - basic and diluted
Continuing operations	$0.01	$(0.06)	$(0.11)	$(0.12)

Earnings (loss) per share - basic and diluted
Discontinued operations	$—	$0.00	$—	$(0.00)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollar, except for the number of shares)

	For the Six Months Ended
	September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(7,492,561)	$(4,969,474)
Net loss from discontinued operations	—	(77,779)
Net loss from continuing operations	(7,492,561)	(4,891,695)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	521,091	106,608
Stock compensation expense	—	445,000
Amortization of right-of-use assets	2,270,059	2,123,901
Amortization of intangible assets	74,643	41,670
Provision for doubtful accounts, net of recovery	102,740	81,072
Impairments of long-lived assets	170,143	80,223
Gain on disposal of equipment	—	(412)
Change in fair value of derivative liabilities	(1,648,450)	412,941
Change in operating assets and liabilities
Accounts receivable	805,719	124,198
Inventories	(134,268)	278,161
Prepayments, other receivables and other assets	(91,860)	(248,889)
Finance lease receivables	377,710	(46,913)
Accounts payable	132,186	(3,097)
Advances from customers	74,690	11,864
Income tax payable	160	480
Accrued expenses and other liabilities	366,305	1,355,339
Operating lease liabilities	(135,847)	(96,436)
Operating lease liabilities - related parties	(15,084)	61,575
Net cash used in operating activities from continuing operations	(4,622,624)	(164,410)
Net cash used in operating activities from discontinued operations	(1,382,239)	(1,131,564)
Net Cash Used in Operating Activities	(6,004,863)	(1,295,974)

Cash Flows from Investing Activities:
Purchases of property and equipment	(2,139,602)	(19,572)
Net cash used in investing activities from continuing operations	(2,139,602)	(19,572)
Net cash used in investing activities from discontinued operations	(1,393)	(71)
Net Cash Used in Investing Activities	(2,140,995)	(19,643)

SENMIAO TECHNOLOGY LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

(Expressed in U.S. dollar, except for the number of shares)

	For the Six Months Ended
	September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash Flows from Financing Activities:
Net proceeds from issuance of common stock and warrants in a registered direct public offering	5,771,053	—
Net proceeds from issuance of common stock and warrants in an underwritten public offering	—	6,098,297
Net proceeds from issuance of common stock upon warrants exercised	22,015	75,000
Borrowings from a financial institution	578,567	488,932
Repayments to stockholders	—	(28,569)
Loan to a related party	—	(66,427)
Borrowings from a related party	800,000	—
Repayments to related parties and affiliates	(172,528)	(205,900)
Repayments of current borrowings from financial institutions	(318,575)	(150,999)
Principal payments of finance lease liabilities	(1,241,041)	(1,449,554)
Net cash provided by financing activities from continuing operations	5,439,491	4,760,780
Net cash provided by financing activities from discontinued operations	—	28,569
Net Cash Provided by Financing Activities	5,439,491	4,789,349

Effect of exchange rate changes on cash and cash equivalents	24,396	76,259

Net increase (decrease) in cash and cash equivalents	(2,681,971)	3,549,991
Cash and cash equivalents, beginning of period	4,448,075	844,028
Cash and cash equivalents, end of period	1,766,104	4,394,019

Less: Cash and cash equivalents from discontinued operations	—	—
Cash and cash equivalents from continuing operations, end of period	$1,766,104	$4,394,019
Supplemental Cash Flow Information
Cash paid for interest expense	$27,648	$35,540
Cash paid for income tax	$—	$—
Non-cash Transaction in Investing and Financing Activities
Recognition of right-of-use assets and lease liabilities	$108,201	$2,976,966
Recognition of right-of-use assets and lease liabilities, related parties	$180,307	$—
Acquisition of equipment through prepayment and financing lease receivables offset	$—	$312,864
Allocation of fair value of derivative liabilities for issuance of common stock proceeds	$3,562,404	$241,919
Allocation of fair value of derivative liabilities to additional paid in capital upon warrants exercised	$45,674	$56,662
Stock issued on deferred stock compensation	$—	$445,000